EXHIBIT 1.01

Mattel, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2025

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2025 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). As used in this Report, “3TGs” or “Conflict Minerals” means tin, tantalum, tungsten, and gold, and “Covered Countries” means the Democratic Republic of the Congo and adjoining countries.

Throughout this Report, “Mattel” or the “Company” refers to Mattel, Inc. and/or one or more of its subsidiaries, as applicable.

I.    Introduction

Products Covered by This Report
Pursuant to the Rule, Mattel undertook due diligence measures on the source and chain of custody of the necessary Conflict Minerals in the products it manufactured or contracted to be manufactured for the period covered by this Report that the Company had reason to believe may have originated in the Covered Countries and may not have come from recycled or scrap sources. For the period covered by this Report, these are products in the following categories:
•Dolls, which includes brands such as Barbie, American Girl, Disney Princess, Disney Frozen, Monster High, Polly Pocket, and KPop Demon Hunters.
•Vehicles, which includes brands such as Hot Wheels (including Hot Wheels Monster Trucks and Hot Wheels RC), Matchbox, and Cars (Disney Pixar).
•Infant, Toddler, and Preschool, which includes brands such as Fisher-Price (including Little People) and Thomas & Friends.
•Action Figures, Building Sets, Games, and Other, which includes brands such as Masters of the Universe, Mattel Brick Shop, MEGA, UNO, Jurassic World (NBCUniversal), Minecraft (Microsoft), WWE, Toy Story (Disney Pixar), and Star Wars (Disney’s Lucasfilm).
Reasonable Country of Origin Inquiry

Mattel conducted in good faith a reasonable country of origin inquiry (the “RCOI”) regarding the necessary Conflict Minerals used in the Company’s products. The RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals used in the Company’s products originated in the Covered Countries and whether any of these Conflict Minerals may be from recycled or scrap sources. Based on the RCOI, Mattel was unable to determine that such Conflict Minerals did not originate from the Covered Countries or are not from recycled or scrap sources and, as a result, the Company conducted additional due diligence on the source and chain of custody of such Conflict Minerals.

II.    Due Diligence

The design of Mattel’s Conflict Minerals program is intended to conform, in all material respects, to the Organisation for Economic Co-operation and Development’s (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, and Tungsten and on Gold (the “OECD Guidance”). In accordance with the OECD Guidance, Mattel took the following measures as part of its due diligence process:

Step One: Establish Strong Company Management Systems

Mattel has adopted a public Conflict Minerals Position Statement, which sets forth, among other things, its policy of supporting responsible sourcing of 3TGs, its approach to supplier engagement, and its policies for addressing identified supply chain risks. The complete Conflict Minerals Position Statement is publicly available at https://corporate.mattel.com/human-rights-and-social-compliance. The Company makes available to its employees a confidential hotline that allows employees to report violations of Mattel’s policies or illegal or unethical behavior, including violations pertaining to the Conflict Minerals Position Statement.

A cross-functional team of representatives from various departments of the Company, including Global Procurement, Global Quality and Regulatory Compliance, Information Technology, Finance, and Legal, supports the Company’s commitment to ethical sourcing of 3TGs and compliance with Mattel’s Conflict Minerals Position Statement and applicable laws.

Mattel also engaged an independent third-party consultant (the “Consultant”) to assist with the Company’s 2025 RCOI and the implementation of a supply chain due diligence plan using tools developed by the Consultant as well as the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (the “Template”). The Consultant also provided training for members of Mattel’s Conflict Minerals cross-functional team.

Mattel is a downstream consumer of 3TGs and does not purchase raw minerals directly from any mines, smelters, or refiners or any of the Covered Countries. In furtherance of Mattel’s long‐standing commitment to ethical sourcing and compliance with national and international laws, Mattel has actively engaged its suppliers and asked for their cooperation in conducting the necessary due diligence related to Conflict Minerals. Mattel’s position on Conflict Minerals has been communicated throughout its supply chain.

Step Two: Identify and Assess Risks in the Supply Chain

With the assistance of the Consultant, Mattel identified and assessed risks in its supply chain by identifying “at-risk” suppliers that may provide Mattel with necessary Conflict Minerals, surveying such “at-risk” suppliers using the Template, and reviewing the responses provided by such suppliers.

Mattel identified suppliers that provide the Company with components that contain 3TGs and/or electronic parts as “at-risk” suppliers. The resulting list contained 57 such “at-risk” suppliers. The Company then surveyed the 57 “at-risk” suppliers using the Template to collect information regarding the presence and sourcing of 3TGs used in the products supplied to the Company. Following the initial request to complete the Template, reminder emails were sent to each non-responsive supplier requesting completion and return of the Template. The information provided by the suppliers in response to the Template was collected and stored using an online platform provided by the Consultant. In addition, suppliers who had conducted their own RCOI through the use of the Template were asked to provide their completed reports to Mattel.

The Consultant assessed the information received from the suppliers. This assessment included a review of the information provided by suppliers for completion, consistency, plausibility, and conformity to the expectations established in Mattel’s Conflict Minerals Position Statement. The Consultant also compared the lists of smelters and refiners provided by suppliers against the list of known 3TG processing facilities worldwide published by the Department of Commerce, as well as the lists of compliant smelters and refiners published by RMI’s Responsible Minerals Assurance Process, the London Bullion Market Association Good Delivery program, and the Responsible Jewellery Council Chain-of-Custody Certification program.

If a smelter or refiner was not certified through the use of these lists, the Consultant attempted to contact the smelter or refiner up to three times to gain more information concerning its sourcing practices and whether it utilized internal due diligence procedures or other processes to track the chain-of-custody from the source of its mineral ores. The Consultant also conducted internet research to locate outside sources of information regarding the smelter or refiner’s sourcing practices.

Step Three: Design and Implement a Strategy to Respond to Identified Risks

If Mattel becomes aware of a supplier whose supply chain includes 3TGs that are not conflict‐free, the Company’s policy is to take appropriate actions to remedy the situation in a timely manner. These actions could include reassessment of the supplier relationship, including but not limited to, discontinuance of purchasing any products from such supplier and/or terminating supplier agreements with such supplier. Mattel advises suppliers to take similar measures with their own sub‐suppliers to drive alignment and traceability throughout the supply chain and back to the smelter.

Step Four: Support the Development and Implementation of Independent Third-Party Audits

As discussed above, Mattel does not have direct relationships with smelters or refiners, and it does not perform direct audits of these entities’ supply chains for Conflict Minerals. Mattel supports multi‐stakeholder efforts and industry‐wide collaboration focused on procuring conflict‐free minerals, including the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing by such stakeholders.

Step Five: Report on Supply Chain Due Diligence

As indicated in the Form SD, this Report is publicly available at
http://corporate.mattel.com/about-us/2025MattelConflictMineralsReport.pdf. Mattel’s Conflict Minerals Position Statement is also publicly available at https://corporate.mattel.com/human-rights-and-social-compliance.

III.    Due Diligence Results

For the period covered by this Report, based on the due diligence measures described in this Report, Mattel does not have conclusive information regarding conflict status, the country of origin of, or facilities used to process, the necessary Conflict Minerals in the Company’s products. Mattel’s efforts to determine the mine or location of origin of the necessary Conflict Minerals in the products covered by this Report with the greatest possible specificity consisted of the due diligence measures described in this Report. Attachment A to this Report includes lists of the facilities that the surveyed suppliers reported as being in their supply chains, along with the corresponding metal processed at a particular facility, the processed metal’s country of origin, and the particular facility’s independent third-party audit certification status.

IV.    Future Steps to Mitigate Risk

Mattel intends to continue its efforts to improve its due diligence to further mitigate the risk that the necessary Conflict Minerals in its products could benefit armed groups in the Covered Countries by:

•Further engaging with suppliers that provided incomplete or uncertain information or did not respond to the supplier survey;
•Encouraging suppliers to use certified compliant sources of Conflict Minerals, or engaging with suppliers believed to be supplying Conflict Minerals from sources that may support conflict in a Covered Country to establish an alternative source of Conflict Minerals;
•Continuing supplier consolidation efforts with the aim to reduce the number of our current suppliers in order to make our supply chain more transparent and easier to conduct due diligence on;
•Providing training and clear communications to suppliers to help clearly identify chain of custody and explanation of the Template to bolster suppliers’ ability to complete their input accurately; and
•Periodically reviewing, and updating as necessary, Mattel’s Conflict Minerals Position Statement.

ATTACHMENT A

For each of the lists below, smelters and refiners marked “*” have been certified as compliant with an independent third-party audit program. The following is a list of the smelters and refiners reported by Mattel’s suppliers as being in their supply chain with indications of Covered Country sourcing or unknown sourcing:

Metal	Smelter/Refiner	Mine Countries of Origin
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Democratic Republic of the Congo, Zambia
Gold	Asaka Riken Co., Ltd.*	Burundi, Rwanda
Gold	CCR Refinery - Glencore Canada Corporation*	Democratic Republic of the Congo, Zambia
Gold	Jiangxi Copper Co., Ltd.*	Rwanda
Gold	Mitsubishi Materials Corporation*	Congo
Gold	Nihon Material Co., Ltd.*	Democratic Republic of the Congo, Rwanda
Gold	Rand Refinery (Pty) Ltd.	Democratic Republic of the Congo, United Republic of Tanzania
Tantalum	AMG Brasil*	Democratic Republic of the Congo
Tantalum	F&X Electro-Materials Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Global Advanced Metals Aizu*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Global Advanced Metals Boyertown*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Jiujiang Tanbre Co., Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Democratic Republic of the Congo
Tantalum	KEMET de Mexico*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Materion Newton Inc.*	Burundi, Democratic Republic of the Congo, Rwanda
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	Taki Chemical Co., Ltd.*	Angola, Burundi, Central African Republic, Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	TANIOBIS Co., Ltd.*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	TANIOBIS GmbH*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	TANIOBIS Japan Co., Ltd.*	Rwanda
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	Burundi, Congo, Democratic Republic of the Congo, Rwanda

Tantalum	Ulba Metallurgical Plant JSC*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	Democratic Republic of the Congo, Rwanda
Tin	Aurubis Beerse*	Democratic Republic of the Congo
Tin	EM Vinto*	Congo, Democratic Republic of the Congo
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Democratic Republic of the Congo
Tin	Malaysia Smelting Corporation (MSC)	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tin	Operaciones Metalurgicas S.A.*	Democratic Republic of the Congo
Tin	Thaisarco*	Angola, Burundi, Central African Republic, Congo, Democratic Republic of the Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Burundi, Democratic Republic of the Congo, Rwanda
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Angola, Burundi, Central African Republic, Congo, Rwanda, South Sudan, United Republic of Tanzania, Uganda, Zambia
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	Democratic Republic of the Congo
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Democratic Republic of the Congo
Tungsten	H.C. Starck Tungsten GmbH*	Rwanda
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Democratic Republic of the Congo
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	Burundi, Rwanda
Tungsten	Xiamen Tungsten Co., Ltd.*	Democratic Republic of the Congo, Rwanda
Gold	Abington Reldan Metals, LLC	Unknown
Gold	Bangalore Refinery	Unknown
Gold	Coimpa Industrial LTDA	Unknown
Gold	Eco-System Recycling Co., Ltd. North Plant*	Unknown

Gold	Eco-System Recycling Co., Ltd. West Plant*	Unknown
Gold	Elite Industech Co., Ltd.	Unknown
Gold	GG Refinery Ltd.	Unknown
Gold	Gold by Gold Colombia	Unknown
Gold	Impala Platinum - Rustenburg Smelter	Unknown
Gold	Italpreziosi*	Unknown
Gold	Korea Zinc Co., Ltd.*	Unknown
Gold	LT Metal Ltd.*	Unknown
Gold	NH Recytech Company*	Unknown
Gold	Planta Recuperadora de Metales SpA*	Unknown
Gold	REMONDIS PMR B.V.*	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	Unknown
Gold	SungEel HiMetal Co., Ltd.*	Unknown
Gold	TOO Tau-Ken-Altyn*	Unknown
Gold	WEEEREFINING	Unknown
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Unknown
Tantalum	Jiangxi Tuohong New Raw Material*	Unknown
Tantalum	PowerX Ltd.*	Unknown
Tantalum	Resind Industria e Comercio Ltda.*	Unknown
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	Unknown
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	Unknown
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Unknown
Tin	CRM Synergies*	Unknown
Tin	Dowa*	Unknown
Tin	Global Advanced Metals Greenbushes Pty Ltd.*	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.*	Unknown
Tin	Luna Smelter, Ltd.*	Unknown
Tin	Malaysia Smelting Corporation Berhad (Port Klang)*	Unknown

Tin	Mining Minerals Resources SARL	Unknown
Tin	PT Arsed Indonesia	Unknown
Tin	PT Mitra Sukses Globalindo*	Unknown
Tin	PT Putera Sarana Shakti (PT PSS)*	Unknown
Tin	PT Rajehan Ariq*	Unknown
Tin	Resind Industria e Comercio Ltda.*	Unknown
Tin	Super Ligas*	Unknown
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.*	Unknown
Tin	Tin Technology & Refining*	Unknown
Tin	Woodcross Smelting Company Limited*	Unknown
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Unknown
Tungsten	China Molybdenum Co., Ltd.*	Unknown
Tungsten	Cronimet Brasil Ltda*	Unknown
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	Unknown
Tungsten	Hubei Green Tungsten Co., Ltd.*	Unknown
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Unknown
Tungsten	Lianyou Metals Co., Ltd.*	Unknown
Tungsten	Lianyou Resources Co., Ltd.*	Unknown
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Unknown
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Unknown
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	Unknown
Tungsten	Tungsten Vietnam Joint Stock Company	Unknown